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                                                                    EXHIBIT 21.1


                            SCHEDULE OF SUBSIDIARIES



Spatializer Audio Laboratories, Inc. (Delaware)
20700 Ventura Boulevard, Suite 140
Woodland Hills, California 91364

     Wholly owned subsidiaries:

     1.   Desper Products, Inc. (California)
          900 Lafayette Street, Suite 710
          Santa Clara, California 95050

     2.   MultiDisc Technologies, Inc. (Delaware)
          20700 Ventura Boulevard, Suite 140
          Woodland Hills, California 91364